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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF SPX CORPORATION

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                        NAME OF SUBSIDIARY                                  STATE OR          PERCENTAGE
                       AND NAME UNDER WHICH                               JURISDICTION          OWNED
                         IT DOES BUSINESS                               OF INCORPORATION    BY REGISTRANT
                       --------------------                             ----------------    -------------
SPX Canada, Inc. ....................................................   Canada-Dominion         100%

SPX Australia Pty. Ltd. .............................................   Australia               100%

SPX Europe AG .......................................................   Switzerland             100%

SPX U.K. Ltd. .......................................................   United Kingdom          100%

SPX Deutschland GmbH ................................................   Germany                 100%

SPX Italiana, S.R.L. ................................................   Italy                   100%

Bear Automotive, S.A. ...............................................   Switzerland             100%

Bear France S.A. ....................................................   France                  100%

SPX Netherlands, B.V. ...............................................   The Netherlands         100%

Kent-Moore Do Brasil Industria & Commerce, Ltda. ....................   Brazil                  100%

Sealed Power Europe Limited Partnership .............................   Delaware                 70%

Sealed Power Technologies Limited Partnership .......................   Delaware                100%

JATEK, Limited ......................................................   Japan                    50%

SPX Credit Corporation ..............................................   Delaware                100%

SPX Iberica, S.A. ...................................................   Spain                   100%

Lowener GmbH ........................................................   Germany                 100%

SPX de Mexico, S.A. de C.V. .........................................   Mexico                  100%

Promec ..............................................................   Mexico                   40%

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